Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2019

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “REIT” means real estate investment trust. “CPA:17 – Global” means Corporate Property Associates 17 – Global Incorporated. “CPA:18 – Global” means Corporate Property Associates 18 – Global Incorporated. “CWI REITs” means Carey Watermark Investors Incorporated (“CWI 1”) and Carey Watermark Investors 2 Incorporated (“CWI 2”). “Managed REITs” means CPA:18 – Global and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P. (“CESH”). “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018. CPA:17 – Global was included in the Managed REITs prior to the CPA:17 Merger. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission.

Amounts may not sum to totals due to rounding.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2019

W. P. Carey Inc.
Overview – Fourth Quarter 2019

Summary Metrics
As of or for the three months ended December 31, 2019.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$296,362	$14,865	$311,227
Net income attributable to W. P. Carey ($000s)	124,333	5,039	129,372
Net income attributable to W. P. Carey per diluted share	0.72	0.03	0.75
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	271,117	N/A	271,117
Adjusted EBITDA ($000s) (a) (b)	270,272	13,405	283,677
AFFO attributable to W. P. Carey ($000s) (a) (b)	210,188	11,827	222,015
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.21	0.07	1.28

Dividends declared per share – fourth quarter			1.038
Dividends declared per share – fourth quarter annualized			4.152
Dividend yield – annualized, based on quarter end share price of $80.04			5.2%
Dividend payout ratio – for the year ended December 31, 2019 (c)			82.8%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $80.04 ($000s)			$13,789,150
Pro rata net debt ($000s) (d)			6,102,032
Enterprise value ($000s)			19,891,182

Total consolidated debt ($000s)			6,053,943
Gross assets ($000s) (e)			15,022,611
Liquidity ($000s) (f)			1,494,761

Pro rata net debt to enterprise value (b)			30.7%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.4x
Total consolidated debt to gross assets			40.3%
Total consolidated secured debt to gross assets			9.7%

Weighted-average interest rate (b)			3.2%
Weighted-average debt maturity (years) (b)			5.1

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (positive)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)			$1,118,519
ABR – unencumbered portfolio ($000s) (g) (h)			$817,034
Number of net-leased properties			1,214
Number of operating properties (i)			21
Number of tenants – net-leased properties			345

ABR from investment grade tenants as a % of total ABR – net-leased properties (j)			30.1%

Net-leased properties – square footage (millions)			140.0

Occupancy – net-leased properties			98.8%
Weighted-average lease term (years)			10.7

Maximum commitment for capital investment projects expected to be completed during 2020 ($000s)			$242,567
Acquisitions and completed capital investment projects – fourth quarter ($000s)			411,700
Dispositions – fourth quarter ($000s)			347,833
________

(a)
Normalized pro rata cash NOI, adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Fourth Quarter 2019

(e)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $676.0 million and above-market rent intangible assets of $398.3 million.

(f)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(g)	See the Terms and Definitions section in the Appendix for a description of ABR.

(h)	Represents ABR from properties unencumbered by non-recourse mortgage debt

(i)	Comprised of 19 self-storage properties and two hotels, one of which was sold in January 2020.

(j)
Percentage of portfolio is based on ABR, as of December 31, 2019. Includes tenants or guarantors with investment grade ratings (22.0%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.1%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Fourth Quarter 2019

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Dec. 31, 2019	Annualized
Normalized pro rata cash NOI (a) (b)	$271,117	$1,084,468

Investment Management
Adjusted EBITDA (a) (b)	13,405	53,620
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	9,732	38,928
Structuring and other advisory revenue (c)	1,061	N/A
Operating partnership interests in real estate cash flow of Managed REITs (d)	5,669	22,676
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Dec. 31, 2019
Assets
Book value of real estate excluded from normalized pro rata cash NOI (e)		$186,454
Cash and cash equivalents		196,028
Due from affiliates		57,816
Other assets, net:
Investment in shares of a cold storage operator		$146,190
Straight-line rent adjustments		137,428
Restricted cash, including escrow		55,490
Loans receivable		47,737
Accounts receivable		46,481
Taxes receivable		45,268
Deferred charges		40,119
Deposits for construction		36,472
Securities and derivatives		29,423
Investment in shares of Guggenheim Credit Income Fund		12,177
Deferred income taxes		8,901
Other intangible assets, net		8,075
Prepaid expenses		7,741
Office lease right-of-use assets, net (f)		7,519
Leasehold improvements, furniture and fixtures		1,580
Other		1,036
Total other assets, net		$631,637

Liabilities
Total pro rata debt outstanding (b) (g)		$6,298,060
Dividends payable		181,346
Deferred income taxes		179,309
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$160,360
Prepaid and deferred rents		118,121
Operating lease liabilities (f)		87,658
Accrued taxes payable		44,255
Tenant security deposits		41,171
Securities and derivatives		6,174
Other		29,666
Total accounts payable, accrued expenses and other liabilities		$487,405

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Fourth Quarter 2019

Other	Ownership %	Number of Shares / Units Owned	NAV		Implied Value
		A	B		A x B
Ownership in Managed Programs: (h)
CPA:18 – Global	3.9%	5,753,883	$8.67	(i)	$49,886
CWI 1	3.9%	5,632,897	10.39	(i)	58,526
CWI 2	3.8%	3,506,798	11.41	(i)	40,013
CESH	2.4%	3,492	1,000.00	(j)	3,492
					$151,917
________

(a)
Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Amounts are gross of fees paid to the respective subadvisors of CWI 1 and CWI 2.

(d)
We are entitled to receive distributions of up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(e)
Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, a common equity interest in a Las Vegas retail center and an unstabilized hotel operating property, which was classified as held for sale as of December 31, 2019 and sold in January 2020.

(f)
We adopted Accounting Standards Update 2016-02, Leases (Topic 842) for our interim and annual periods beginning January 1, 2019, whereby the rights and obligations of lessees under substantially all leases, existing and new, are capitalized and recorded on the balance sheet. As a result, we recognized $114.2 million of land lease right-of-use assets included in In-place lease intangible assets and other, $7.5 million of office lease right-of-use assets in Other assets, net, and $87.7 million of corresponding operating lease liabilities for certain operating office and land lease arrangements in Accounts payable, accrued expenses and other liabilities as of December 31, 2019.

(g)	Excludes unamortized discount, net totaling $26.8 million and unamortized deferred financing costs totaling $23.6 million as of December 31, 2019.

(h)	Separate from operating partnership interests in the Managed REITs and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:18 – Global.

(i)
We calculated the estimated net asset values per share (“NAVs”) by relying in part on an estimate of the fair market values of the respective real estate portfolios adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of the Managed REITs for the calculation methodologies of the respective NAVs.

(j)	We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Fourth Quarter 2019

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Revenues
Real Estate:
Lease revenues	$274,795	$278,839	$269,802	$262,939	$233,632
Lease termination income and other	12,317	14,377	6,304	3,270	2,952
Operating property revenues	9,250	9,538	15,436	15,996	11,707
	296,362	302,754	291,542	282,205	248,291
Investment Management:
Asset management revenue	9,732	9,878	9,790	9,732	11,954
Reimbursable costs from affiliates	4,072	4,786	3,821	3,868	5,042
Structuring and other advisory revenue	1,061	587	58	2,518	8,108
	14,865	15,251	13,669	16,118	25,104
	311,227	318,005	305,211	298,323	273,395
Operating Expenses
Depreciation and amortization	111,607	109,517	113,632	112,379	93,321
General and administrative	17,069	17,210	19,729	21,285	17,449
Reimbursable tenant costs	12,877	15,611	13,917	13,171	10,145
Property expenses, excluding reimbursable tenant costs	9,341	10,377	9,915	9,912	8,319
Operating property expenses	8,000	8,547	10,874	10,594	7,844
Impairment charges	6,758	25,781	—	—	—
Stock-based compensation expense	4,939	4,747	4,936	4,165	3,902
Reimbursable costs from affiliates	4,072	4,786	3,821	3,868	5,042
Subadvisor fees (a)	1,964	1,763	1,650	2,202	2,226
Merger and other expenses (b)	(811)	70	696	146	37,098
	175,816	198,409	179,170	177,722	185,346
Other Income and Expenses
Interest expense	(53,667)	(58,626)	(59,719)	(61,313)	(57,250)
Other gains and (losses) (c)	43,593	(12,402)	(671)	955	13,215
Gain (loss) on sale of real estate, net	17,501	71	(362)	933	99,618
Equity in earnings of equity method investments in the Managed Programs and real estate	8,018	5,769	3,951	5,491	15,268
(Loss) gain on change in control of interests (d) (e)	—	(8,416)	—	—	47,814
	15,445	(73,604)	(56,801)	(53,934)	118,665
Income before income taxes	150,856	45,992	69,240	66,667	206,714
(Provision for) benefit from income taxes	(21,064)	(4,157)	(3,119)	2,129	(11,436)
Net Income	129,792	41,835	66,121	68,796	195,278
Net income attributable to noncontrolling interests	(420)	(496)	(83)	(302)	(2,015)
Net Income Attributable to W. P. Carey	$129,372	$41,339	$66,038	$68,494	$193,263

Basic Earnings Per Share	$0.75	$0.24	$0.39	$0.41	$1.33
Diluted Earnings Per Share	$0.75	$0.24	$0.38	$0.41	$1.33
Weighted-Average Shares Outstanding
Basic	173,153,811	172,235,066	171,304,112	167,234,121	145,480,858
Diluted	173,442,101	172,486,506	171,490,625	167,434,740	145,716,583

Dividends Declared Per Share	$1.038	$1.036	$1.034	$1.032	$1.030
________

(a)	Primarily comprised of fees paid to subadvisors for CWI 1 and CWI 2. Refer to the Managed Programs Fee Summary section for further information.

(b)	Amount for the three months ended December 31, 2018 is primarily comprised of costs incurred in connection with the CPA:17 Merger.

(c)
Amount for the three months ended December 31, 2019 is primarily comprised of mark-to-market adjustment for our investment in shares of a cold storage operator of $36.1 million, realized gains on foreign currency exchange derivatives of $4.2 million and net gains on foreign currency transactions of $3.6 million.

(d)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(e)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Revenues
Lease revenues	$274,795	$278,839	$269,802	$262,939	$233,632
Lease termination income and other	12,317	14,377	6,304	3,270	2,952
Operating property revenues	9,250	9,538	15,436	15,996	11,707
	296,362	302,754	291,542	282,205	248,291
Operating Expenses
Depreciation and amortization	110,648	108,573	112,666	111,413	92,330
Reimbursable tenant costs	12,877	15,611	13,917	13,171	10,145
General and administrative	12,634	13,973	15,001	15,188	13,197
Property expenses, excluding reimbursable tenant costs	9,341	10,377	9,915	9,912	8,319
Operating property expenses	8,000	8,547	10,874	10,594	7,844
Impairment charges	6,758	25,781	—	—	—
Stock-based compensation expense	3,531	3,435	3,482	2,800	2,774
Merger and other expenses (a)	(811)	70	696	146	37,098
	162,978	186,367	166,551	163,224	171,707
Other Income and Expenses
Interest expense	(53,667)	(58,626)	(59,719)	(61,313)	(57,250)
Other gains and (losses)	43,581	(12,938)	(1,362)	970	15,075
Gain (loss) on sale of real estate, net	17,501	71	(362)	933	99,618
Equity in earnings (losses) of equity method investments in real estate	1,631	578	230	(78)	1,755
(Loss) gain on change in control of interests (b) (c)	—	(8,416)	—	—	18,792
	9,046	(79,331)	(61,213)	(59,488)	77,990
Income before income taxes	142,430	37,056	63,778	59,493	154,574
Provision for income taxes	(18,113)	(3,511)	(3,019)	(6,159)	(948)
Net Income from Real Estate	124,317	33,545	60,759	53,334	153,626
Net loss (income) attributable to noncontrolling interests	16	11	9	74	(2,015)
Net Income from Real Estate Attributable to W. P. Carey	$124,333	$33,556	$60,768	$53,408	$151,611

Basic Earnings Per Share	$0.72	$0.19	$0.36	$0.32	$1.04
Diluted Earnings Per Share	$0.72	$0.19	$0.35	$0.32	$1.04
Weighted-Average Shares Outstanding
Basic	173,153,811	172,235,066	171,304,112	167,234,121	145,480,858
Diluted	173,442,101	172,486,506	171,490,625	167,434,740	145,716,583
________

(a)	Amount for the three months ended December 31, 2018 is primarily comprised of costs incurred in connection with the CPA:17 Merger.

(b)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(c)
Amount for the three months ended December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Revenues
Asset management revenue	$9,732	$9,878	$9,790	$9,732	$11,954
Reimbursable costs from affiliates	4,072	4,786	3,821	3,868	5,042
Structuring and other advisory revenue	1,061	587	58	2,518	8,108
	14,865	15,251	13,669	16,118	25,104
Operating Expenses
General and administrative	4,435	3,237	4,728	6,097	4,252
Reimbursable costs from affiliates	4,072	4,786	3,821	3,868	5,042
Subadvisor fees (a)	1,964	1,763	1,650	2,202	2,226
Stock-based compensation expense	1,408	1,312	1,454	1,365	1,128
Depreciation and amortization	959	944	966	966	991
	12,838	12,042	12,619	14,498	13,639
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs	6,387	5,191	3,721	5,569	13,513
Other gains and (losses)	12	536	691	(15)	(1,860)
Gain on change in control of interests (b)	—	—	—	—	29,022
	6,399	5,727	4,412	5,554	40,675
Income before income taxes	8,426	8,936	5,462	7,174	52,140
(Provision for) benefit from income taxes	(2,951)	(646)	(100)	8,288	(10,488)
Net Income from Investment Management	5,475	8,290	5,362	15,462	41,652
Net income attributable to noncontrolling interests	(436)	(507)	(92)	(376)	—
Net Income from Investment Management Attributable to W. P. Carey	$5,039	$7,783	$5,270	$15,086	$41,652

Basic Earnings Per Share	$0.03	$0.05	$0.03	$0.09	$0.29
Diluted Earnings Per Share	$0.03	$0.05	$0.03	$0.09	$0.29
Weighted-Average Shares Outstanding
Basic	173,153,811	172,235,066	171,304,112	167,234,121	145,480,858
Diluted	173,442,101	172,486,506	171,490,625	167,434,740	145,716,583
________

(a)	Primarily comprised of fees paid to subadvisors for CWI 1 and CWI 2. Refer to the Managed Programs Fee Summary section for further information.

(b)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Net income attributable to W. P. Carey	$129,372	$41,339	$66,038	$68,494	$193,263
Adjustments:
Depreciation and amortization of real property	110,354	108,279	112,360	111,103	92,018
(Gain) loss on sale of real estate, net	(17,501)	(71)	362	(933)	(99,618)
Impairment charges	6,758	25,781	—	—	—
Loss (gain) on change in control of interests (a) (b)	—	8,416	—	—	(47,814)
Proportionate share of adjustments to equity in net income of partially owned entities (c)	2,703	4,210	4,489	4,424	3,225
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(31)	(30)	(762)
Total adjustments	102,310	146,611	117,180	114,564	(52,951)
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	231,682	187,950	183,218	183,058	140,312
Adjustments:
Other (gains) and losses (f)	(38,196)	18,618	5,724	4,930	(9,001)
Above- and below-market rent intangible lease amortization, net	17,037	14,969	16,450	15,927	14,985
Tax expense (benefit) – deferred and other (g)	12,874	(1,039)	(933)	(4,928)	6,288
Straight-line and other rent adjustments (h)	(11,184)	(6,370)	(7,975)	(6,258)	(6,096)
Stock-based compensation	4,939	4,747	4,936	4,165	3,902
Amortization of deferred financing costs	3,225	2,991	2,774	2,724	2,572
Merger and other expenses (i)	(811)	70	696	146	37,098
Other amortization and non-cash items	546	379	1,706	567	468
Proportionate share of adjustments to equity in net income of partially owned entities (c)	1,908	1,920	1,876	1,461	3,192
Proportionate share of adjustments for noncontrolling interests (d)	(5)	(12)	(7)	(25)	140
Total adjustments	(9,667)	36,273	25,247	18,709	53,548
AFFO Attributable to W. P. Carey (e)	$222,015	$224,223	$208,465	$201,767	$193,860

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$231,682	$187,950	$183,218	$183,058	$140,312
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.34	$1.09	$1.07	$1.09	$0.96
AFFO attributable to W. P. Carey (e)	$222,015	$224,223	$208,465	$201,767	$193,860
AFFO attributable to W. P. Carey per diluted share (e)	$1.28	$1.30	$1.22	$1.21	$1.33
Diluted weighted-average shares outstanding	173,442,101	172,486,506	171,490,625	167,434,740	145,716,583
________

(a)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
Amount for the three months ended December 31, 2018 includes a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(c)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(d)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(e)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(f)
Amount for the three months ended December 31, 2019 is primarily comprised of gain on marketable securities of $35.4 million and gains from foreign currency movements of $3.6 million. Beginning in the second quarter of 2019, we aggregated (gain) loss on extinguishment of debt and realized (gains) losses on foreign currency (both of which were previously disclosed as separate AFFO adjustment line items), as well as certain other adjustments, within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(g)
Amount for the three months ended March 31, 2019 includes a current tax benefit and amount for the three months ended December 31, 2018 includes a current tax expense, both of which are excluded from AFFO as they were incurred as a result of the CPA:17 Merger.

(h)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(i)	Amount for the three months ended December 31, 2018 is primarily comprised of costs incurred in connection with the CPA:17 Merger.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Net income from Real Estate attributable to W. P. Carey	$124,333	$33,556	$60,768	$53,408	$151,611
Adjustments:
Depreciation and amortization of real property	110,354	108,279	112,360	111,103	92,018
(Gain) loss on sale of real estate, net	(17,501)	(71)	362	(933)	(99,618)
Impairment charges	6,758	25,781	—	—	—
Loss (gain) on change in control of interests (a) (b)	—	8,416	—	—	(18,792)
Proportionate share of adjustments to equity in net income of partially owned entities (c)	2,703	4,210	4,489	4,424	3,225
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(31)	(30)	(762)
Total adjustments	102,310	146,611	117,180	114,564	(23,929)
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	226,643	180,167	177,948	167,972	127,682
Adjustments:
Other (gains) and losses (f)	(38,546)	18,956	5,888	3,929	(11,269)
Above- and below-market rent intangible lease amortization, net	17,037	14,969	16,450	15,927	14,985
Straight-line and other rent adjustments (g)	(11,184)	(6,370)	(7,975)	(6,258)	(6,096)
Tax expense (benefit) – deferred and other	9,748	(1,414)	(853)	490	(3,949)
Stock-based compensation	3,531	3,435	3,482	2,800	2,774
Amortization of deferred financing costs	3,225	2,991	2,774	2,724	2,572
Merger and other expenses (h)	(811)	70	696	146	37,098
Other amortization and non-cash items	348	180	1,510	502	260
Proportionate share of adjustments to equity in net income of partially owned entities (c)	202	(113)	(89)	115	(260)
Proportionate share of adjustments for noncontrolling interests (d)	(5)	(12)	(7)	(25)	140
Total adjustments	(16,455)	32,692	21,876	20,350	36,255
AFFO Attributable to W. P. Carey – Real Estate (e)	$210,188	$212,859	$199,824	$188,322	$163,937

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$226,643	$180,167	$177,948	$167,972	$127,682
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.31	$1.04	$1.04	$1.00	$0.87
AFFO attributable to W. P. Carey – Real Estate (e)	$210,188	$212,859	$199,824	$188,322	$163,937
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.21	$1.23	$1.17	$1.13	$1.12
Diluted weighted-average shares outstanding	173,442,101	172,486,506	171,490,625	167,434,740	145,716,583
________

(a)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
Amount for the three months December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(c)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(d)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(e)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(f)
Amount for the three months ended December 31, 2019 is primarily comprised of gain on marketable securities of $36.1 million and gains from foreign currency movements of $3.6 million. Beginning in the second quarter of 2019, we aggregated (gain) loss on extinguishment of debt and realized (gains) losses on foreign currency (both of which were previously disclosed as separate AFFO adjustment line items), as well as certain other adjustments, within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(g)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(h)	Amount for the three months ended December 31, 2018 is primarily comprised of costs incurred in connection with the CPA:17 Merger.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Net income from Investment Management attributable to W. P. Carey	$5,039	$7,783	$5,270	$15,086	$41,652
Adjustments:
Gain on change in control of interests (a)	—	—	—	—	(29,022)
Total adjustments	—	—	—	—	(29,022)
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (b)	5,039	7,783	5,270	15,086	12,630
Adjustments:
Tax expense (benefit) – deferred and other (c)	3,126	375	(80)	(5,418)	10,237
Stock-based compensation	1,408	1,312	1,454	1,365	1,128
Other (gains) and losses (d)	350	(338)	(164)	1,001	2,268
Other amortization and non-cash items	198	199	196	65	208
Proportionate share of adjustments to equity in net income of partially owned entities (e)	1,706	2,033	1,965	1,346	3,452
Total adjustments	6,788	3,581	3,371	(1,641)	17,293
AFFO Attributable to W. P. Carey – Investment Management (b)	$11,827	$11,364	$8,641	$13,445	$29,923

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (b)	$5,039	$7,783	$5,270	$15,086	$12,630
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (b)	$0.03	$0.05	$0.03	$0.09	$0.09
AFFO attributable to W. P. Carey – Investment Management (b)	$11,827	$11,364	$8,641	$13,445	$29,923
AFFO attributable to W. P. Carey per diluted share – Investment Management (b)	$0.07	$0.07	$0.05	$0.08	$0.21
Diluted weighted-average shares outstanding	173,442,101	172,486,506	171,490,625	167,434,740	145,716,583
________

(a)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended March 31, 2019 includes a current tax benefit and amount for the three months ended December 31, 2018 includes a current tax expense, both of which are excluded from AFFO as they were incurred as a result of the CPA:17 Merger.

(d)
Beginning in the second quarter of 2019, we aggregated realized (gains) losses on foreign currency (which was previously disclosed as a separate AFFO adjustment line item) and certain other adjustments within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(e)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2019.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,698	$(23)	$11,874	(c)
Lease termination income and other	171	(1)	(6,200)	(d)
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,243	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—
Structuring and other advisory revenue	—	—	—

Operating Expenses
Depreciation and amortization	3,127	(4)	(113,674)	(e)
General and administrative	6	(2)	—
Reimbursable tenant costs	452	(1)	(170)
Property expenses, excluding reimbursable tenant costs	232	—	(473)	(f)
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	791	—	21
Impairment charges	—	—	(6,758)	(f)
Stock-based compensation expense	—	—	(4,939)	(f)
Reimbursable costs from affiliates	—	—	—
Subadvisor fees	—	—	—
Merger and other expenses	—	—	811

Other Income and Expenses
Interest expense	(1,383)	—	3,170	(g)
Other gains and (losses)	33	5	(38,199)	(h)
Gain on sale of real estate, net	—	—	(17,501)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs	—	(438)	—
Joint ventures	(1,063)	—	(257)	(i)
Income related to our ownership in the Managed Programs	—	—	1,705	(j)

Provision for income taxes	(91)	—	12,869	(k)
Net income attributable to noncontrolling interests	—	450	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)	Represents the reversal of amortization of above- or below-market lease intangibles of $17.0 million and the elimination of non-cash amounts related to straight-line rent and other of $5.1 million.

(d)	Adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(e)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(f)	Adjustment to exclude a non-cash item.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

(g)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(h)
Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives, gains (losses) on marketable securities and other items.

(i)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(j)
Represents modified funds from operations (“MFFO”) or Adjusted MFFO from the Managed Programs (as applicable) in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(k)	Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Fourth Quarter 2019

Capital Expenditures
In thousands. For the three months ended December 31, 2019.

Tenant Improvements and Leasing Costs
Tenant improvements	$1,907
Leasing costs	1,873
Tenant Improvements and Leasing Costs	3,780

Maintenance Capital Expenditures
Net-lease properties	1,482
Operating properties	104
Maintenance Capital Expenditures	1,586

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$5,366

Non-Maintenance Capital Expenditures
Net-lease properties	$1,975
Operating properties	—
Non-Maintenance Capital Expenditures	$1,975

Pre-Development Capital Expenditures
Net-lease properties	$—
Operating properties	1,187
Pre-Development Capital Expenditures	$1,187

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2019

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2019

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	December 31,
	2019	2018
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,856,191	$9,251,396
Net investments in direct financing leases	896,549	1,306,215
In-place lease intangible assets and other	2,186,851	2,009,628
Above-market rent intangible assets	909,139	925,797
Investments in real estate	13,848,730	13,493,036
Accumulated depreciation and amortization (b)	(2,035,995)	(1,564,182)
Assets held for sale, net (c)	104,010	—
Net investments in real estate	11,916,745	11,928,854
Equity investments in the Managed Programs and real estate (d)	324,004	329,248
Cash and cash equivalents	196,028	217,644
Due from affiliates	57,816	74,842
Other assets, net	631,637	711,507
Goodwill	934,688	920,944
Total assets	$14,060,918	$14,183,039

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,390,189	$3,554,470
Unsecured revolving credit facility	201,267	91,563
Non-recourse mortgages, net	1,462,487	2,732,658
Debt, net	6,053,943	6,378,691
Accounts payable, accrued expenses and other liabilities	487,405	403,896
Below-market rent and other intangible liabilities, net	210,742	225,128
Deferred income taxes	179,309	173,115
Dividends payable	181,346	172,154
Total liabilities	7,112,745	7,352,984

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 172,278,242 and 165,279,642 shares, respectively, issued and outstanding	172	165
Additional paid-in capital	8,717,535	8,187,335
Distributions in excess of accumulated earnings	(1,557,374)	(1,143,992)
Deferred compensation obligation	37,263	35,766
Accumulated other comprehensive loss	(255,667)	(254,996)
Total stockholders' equity	6,941,929	6,824,278
Noncontrolling interests	6,244	5,777
Total equity	6,948,173	6,830,055
Total liabilities and equity	$14,060,918	$14,183,039
________

(a)	Includes $83.1 million and $470.7 million of amounts attributable to operating properties as of December 31, 2019 and 2018, respectively.

(b)
Includes $961.7 million and $734.8 million of accumulated depreciation on buildings and improvements as of December 31, 2019 and 2018, respectively, and $1,074.3 million and $829.4 million of accumulated amortization on lease intangibles as of December 31, 2019 and 2018, respectively.

(c)	At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.

(d)
Our equity investments in real estate joint ventures totaled $194.4 million and $221.7 million as of December 31, 2019 and 2018, respectively. Our equity investments in the Managed Programs totaled $129.6 million and $107.6 million as of December 31, 2019 and 2018, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2019

Capitalization
In thousands, except share and per share amounts. As of December 31, 2019.

Description	Shares	Share Price	Market Value
Equity
Common equity	172,278,242	$80.04	$13,789,150
Preferred equity			—
Total Equity Market Capitalization			13,789,150

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,663,293
Unsecured revolving credit facility (due February 22, 2021)			201,267
Senior unsecured notes:
Due January 20, 2023 (EUR)			561,700
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			561,700
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			561,700
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			561,700
Due April 15, 2028 (EUR)			561,700
Due July 15, 2029 (USD)			325,000
Total Pro Rata Debt			6,298,060

Total Capitalization			$20,087,210
________

(a)	Excludes unamortized discount, net totaling $26.8 million and unamortized deferred financing costs totaling $23.6 million as of December 31, 2019.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2019

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2019.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$1,135,893	5.1%	$183,383	3.7%	$29,973	4.8%	$1,349,249	21.4%	4.9%	3.2
Variable:
Swapped	83,915	4.7%	144,282	2.2%	—	—%	228,197	3.6%	3.1%	3.6
Floating	—	—%	56,171	1.3%	16,883	2.7%	73,054	1.2%	1.6%	2.7
Capped	—	—%	12,793	1.6%	—	—%	12,793	0.2%	1.6%	3.6
Total Pro Rata Non-Recourse Debt	1,219,808	5.1%	396,629	2.7%	46,856	4.0%	1,663,293	26.4%	4.5%	3.2

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	561,700	2.0%	—	—%	561,700	8.9%	2.0%	3.1
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.9%	4.6%	4.3
Due July 19, 2024	—	—%	561,700	2.3%	—	—%	561,700	8.9%	2.3%	4.6
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	7.2%	4.0%	5.1
Due April 9, 2026	—	—%	561,700	2.3%	—	—%	561,700	8.9%	2.3%	6.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.6%	4.3%	6.8
Due April 15, 2027	—	—%	561,700	2.1%	—	—%	561,700	8.9%	2.1%	7.3
Due April 15, 2028	—	—%	561,700	1.4%	—	—%	561,700	8.9%	1.4%	8.3
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	5.2%	3.9%	9.5
Total Senior Unsecured Notes	1,625,000	4.2%	2,808,500	2.0%	—	—%	4,433,500	70.4%	2.8%	6.0
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)	—	—%	131,438	1.0%	69,829	1.5%	201,267	3.2%	1.2%	1.1
Total Recourse Debt	1,625,000	4.2%	2,939,938	2.0%	69,829	1.5%	4,634,767	73.6%	2.8%	5.8

Total Pro Rata Debt Outstanding	$2,844,808	4.6%	$3,336,567	2.1%	$116,685	2.5%	$6,298,060	100.0%	3.2%	5.1
________

(a)	Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized discount, net totaling $26.8 million and unamortized deferred financing costs totaling $23.6 million as of December 31, 2019.

(d)
Depending on the currency, we incurred interest at either London Interbank Offered Rate (“LIBOR”), Euro Interbank Offered Rate (“EURIBOR”), or Japanese yen (“JPY”) LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.3 billion as of December 31, 2019. On February 20, 2020, we amended and restated our existing $1.85 billion unsecured credit facility to be comprised of a $1.8 billion revolving credit facility, a £150.0 million term loan and a $105.0 million delayed draw term loan, all maturing in five years. The aggregate principal amount (of revolving and term loans) available under our amended credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.75 billion.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2019

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2019.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2020	11	$17,224	4.9%	$119,911	$124,506	2.0%
2021	53	46,156	5.0%	245,045	253,718	4.0%
2022	37	79,005	4.8%	418,370	446,047	7.1%
2023	39	72,862	3.6%	348,185	393,429	6.2%
2024	48	44,730	4.0%	178,896	227,544	3.6%
2025	17	21,021	4.7%	86,727	120,219	1.9%
2026	9	12,413	6.1%	31,535	53,576	0.8%
2027	2	4,094	4.7%	21,450	30,401	0.5%
2028	1	3,042	7.0%	—	10,235	0.2%
2031	1	938	6.0%	—	3,618	0.1%
Total Pro Rata Non-Recourse Debt	218	$301,485	4.5%	$1,450,119	1,663,293	26.4%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023 (EUR)			2.0%		561,700	8.9%
Due April 1, 2024 (USD)			4.6%		500,000	7.9%
Due July 19, 2024 (EUR)			2.3%		561,700	8.9%
Due February 1, 2025 (USD)			4.0%		450,000	7.2%
Due April 9, 2026 (EUR)			2.3%		561,700	8.9%
Due October 1, 2026 (USD)			4.3%		350,000	5.6%
Due April 15, 2027 (EUR)			2.1%		561,700	8.9%
Due April 15, 2028 (EUR)			1.4%		561,700	8.9%
Due July 15, 2029 (USD)			3.9%		325,000	5.2%
Total Senior Unsecured Notes			2.8%		4,433,500	70.4%
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)			1.2%		201,267	3.2%
Total Recourse Debt			2.8%		4,634,767	73.6%

Total Pro Rata Debt Outstanding			3.2%		$6,298,060	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized discount, net totaling $26.8 million and unamortized deferred financing costs totaling $23.6 million as of December 31, 2019.

(d)
Depending on the currency, we incurred interest at either LIBOR, EURIBOR, or JPY LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.3 billion as of December 31, 2019. On February 20, 2020, we amended and restated our existing $1.85 billion unsecured credit facility to be comprised of a $1.8 billion revolving credit facility, a £150.0 million term loan and a $105.0 million delayed draw term loan, all maturing in five years. The aggregate principal amount (of revolving and term loans) available under our amended credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.75 billion.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2019

Senior Unsecured Notes
As of December 31, 2019.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Stable	Baa2
Standard & Poor's	BBB	Positive	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2019
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	9.6%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.3x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	242.9%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
Fourth Quarter 2019

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Dec. 31, 2019	Total Funded Through Dec. 31, 2019	Maximum Commitment
Tenant	Location								Remaining	Total
Danske Fragtmænd A/S (b) (c)	Hillerod, Denmark	Build-to-Suit	Warehouse	Q1 2020	53,282	20	$—	$—	$9,182	$9,182
Danske Fragtmænd A/S (b) (d)	Hammelev, Denmark	Build-to-Suit	Warehouse	Q1 2020	88,620	20	—	—	10,714	10,714
Clayco, Inc. (e) (f)	St. Louis, MO	Renovation	Office	Q1 2020	N/A	15	3,315	3,315	685	4,000
Astellas US Holding, Inc. (e) (f) (g)	Westborough, MA	Redevelopment	Laboratory	Q1 2020	10,063	17	3,136	43,184	8,493	51,677
Fresenius Medical Care Holdings, Inc. (c)	Knoxville, TN	Build-to-Suit	Warehouse	Q2 2020	614,069	20	—	—	68,008	68,008
Hilite Europe GmbH (b)	Marktheidenfeld, Germany	Expansion	Warehouse	Q2 2020	71,710	15	1,479	1,479	6,813	8,292
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (e)	Various, Germany	Renovation	Retail	Q3 2020	N/A	17	—	10,510	2,184	12,694
Boot Barn Holdings, Inc.	Wichita, KS	Expansion	Warehouse	Q3 2020	43,248	15	—	—	3,000	3,000
Cuisine Solutions, Inc.	San Antonio, TX	Build-to-Suit	Industrial	Q4 2020	310,000	25	—	12,913	62,087	75,000
Expected Completion Date 2020 Total					1,190,992		7,930	71,401	171,166	242,567

American Axle & Manufacturing, Inc. (b)	Langen, Germany	Build-to-Suit	Industrial	Q1 2021	168,000	20	7,380	7,380	48,790	56,170
Stress Engineering Services, Inc.	Mason, OH	Expansion	Office	Q2 2021	6,810	20	—	—	2,500	2,500
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q4 2021	N/A	15	23,563	23,563	46,437	70,000
Expected Completion Date 2021 Total					174,810		30,943	30,943	97,727	128,670

					1,365,802		$38,873	$102,344	$268,893	$371,237
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	Commitment amounts are based on the applicable exchange rate at period end.

(c)	Projects will be funded upon completion and are contingent on buildings being constructed according to our standards.

(d)	Project was funded upon completion in January 2020.

(e)	We started receiving full or partial rent for these projects prior to December 31, 2019.

(f)	Projects were completed in January 2020.

(g)	This redevelopment project also includes renovations to the existing 250,813 square foot property.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the year ended December 31, 2019.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q19
University of Western States	Portland, OR	$36,178	Feb-19	Education Facility	152,642
PPD Development, L.P.	Morrisville, NC	48,305	Mar-19	Office	219,812
Orgill, Inc.	Inwood, WV	37,565	Mar-19	Warehouse	763,371
Litehouse, Inc.	Hurricane, UT	49,283	Mar-19	Industrial	268,009
Amerifreight Systems, LLC	Bensenville, IL	16,642	Mar-19	Industrial	58,000
1Q19 Total		187,973			1,461,834

2Q19
Integrated Warehouse Solutions (2 properties)	Westerville, OH and North Wales, PA	10,237	May-19	Industrial	143,092
Electrical Components International, Inc. (8 properties) (a)	United States (5 properties) and Mexico (3 properties)	24,487	May-19	Industrial	525,484
Badger Sportswear, LLC	Statesville, NC	18,755	Jun-19	Warehouse	300,910
Turkey Hill, LLC	Conestoga, PA	70,057	Jun-19	Industrial	412,428
2Q19 Total		123,536			1,381,914

3Q19
Wendorff (3 properties)	Hartford and Milwaukee, WI	30,132	Jul-19	Industrial	618,500
Trillium Holdings, Inc. (2 properties) (a)	Brockville and Prescott, Canada	15,128	Jul-19	Industrial	286,000
Selecta Group B.V. (b)	Dordrecht, The Netherlands	16,429	Sep-19	Industrial	203,072
3Q19 Total		61,689			1,107,572

4Q19
Apex Tool Group, LLC (3 properties) (a)	York, PA; Lexington, SC; and Queretaro, Mexico	53,244	Oct-19	Industrial	990,292
Carhartt, Inc.	Dearborn, MI	9,932	Oct-19	Office	58,722
Stress Engineering Services, Inc. (6 properties) (c)	Houston, TX (4 properties); Metairie, LA; and Mason, OH	39,108	Nov-19	Office and Industrial	196,371
Faurecia S.A. (b)	Pardubice, Czech Republic	12,218	Nov-19	Industrial	177,132
Stark Group A/S (2 properties) (b)	Brabrand, Denmark and Arlandastad, Sweden	37,978	Nov-19	Warehouse	495,585
Lakeshore Recycling Systems (3 properties)	Cortland, IL; and Madison and Monona, WI	1,831	Dec-19	Industrial	15,040
Bass Pro Group LLC	Hamburg, PA	55,878	Dec-19	Retail	243,217
Stanley Black & Decker, Inc.	Charlotte, NC (d)	94,137	Dec-19	Warehouse	1,226,000
Safco Dental Supply LLC	Buffalo Grove, IL	16,842	Dec-19	Warehouse	161,976
MAN Truck & Bus (b)	Hvidovre, Denmark	7,805	Dec-19	Industrial	30,010
Poundstretcher Ltd. (b)	Huddersfield, United Kingdom	38,854	Dec-19	Warehouse	385,481
4Q19 Total		367,827			3,979,826

Year-to-Date Total		741,025			7,931,146

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Investment Activity – Acquisitions and Completed Capital Investment Projects (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2019.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Completed Capital Investment Projects
1Q19
Greenyard Foods NV (b) (e)	Zabia Wola, Poland	5,580	Mar-19	Warehouse	72,154
Harbor Freight Tools USA, Inc. (e)	Dillon, SC	46,023	Mar-19	Warehouse	1,000,000
1Q19 Total		51,603			1,072,154

2Q19
Nippon Express Co., Ltd. (b)	Rotterdam, The Netherlands	20,051	May-19	Warehouse	353,368
Hellweg Die Profi-Baumärkte GmbH & Co. KG (4 properties) (b)	Various, Germany	5,582	May-19	Retail	N/A
Faurecia Legnica S. A. (b)	Legnica, Poland	6,000	Jun-19	Industrial	72,119
2Q19 Total		31,633			425,487

3Q19 (N/A)

4Q19
Orgill, Inc.	Kilgore, TX	14,008	Oct-19	Warehouse	328,707
Rockwell Automation (b)	Katowice, Poland	16,365	Nov-19	Industrial	121,320
Gestamp Automocion, S.L.	McCalla, AL	13,500	Dec-19	Industrial	137,620
		43,873			587,647

Year-to-Date Total		127,109			2,085,288

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$868,134			10,016,434

________

(a)	Purchase price for international properties is denominated in U.S. dollars.

(b)	Amount reflects the applicable exchange rate on the date of the transaction.

(c)	We also committed to fund an additional $2.5 million for an expansion at the facility in Mason, Ohio, which is expected to be completed in the second quarter of 2021.

(d)	Property is located on the border of Charlotte, North Carolina, and Fort Mill, South Carolina.

(e)	These capital investment projects were acquired in the CPA:17 Merger on October 31, 2018. The gross investment amount includes amounts funded prior to the completion of the CPA:17 Merger.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2019.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q19
Walgreens Co.	Concord, NC	$4,961	Jan-19	Retail	14,560
1Q19 Total		4,961			14,560

2Q19
Civitas Media, LLC (4 properties)	Sedalia, MO; Lumberton and Mount Airy, NC; and Wilkes-Barre, PA	7,669	Apr-19	Industrial	144,918
Production Resource Group, Inc.	Las Vegas, NV	9,285	Jun-19	Warehouse	126,916
2Q19 Total		16,954			271,834

3Q19
Vacant	Rocky Mount, NC	3,225	Jul-19	Industrial	190,820
Vacant	Johnstown, PA	500	Aug-19	Retail	80,884
Vacant (a)	Slavonski Brod, Croatia	2,407	Aug-19	Retail	58,147
JGC Food Co., LLC	Nashville, TN	8,000	Sep-19	Industrial	184,727
3Q19 Total		14,132			514,578

4Q19
Qwest Corporation	Scottsdale, AZ	2,500	Oct-19	Industrial	4,460
Vacant (6 properties) (b)	Various, Midwest United States	56,410	Oct-19	Retail	1,002,731
The New York Times Company	New York City, NY	245,339	Dec-19	Office	712,228
Vacant (b)	Eagan, MN	8,653	Dec-19	Education Facility	88,165
Hellweg Die Profi-Baumärkte GmbH & Co. KG (2 properties) (a)	Essen Borbeck and Geltow, Germany	31,007	Dec-19	Retail	200,662
Fraikin SAS (a)	Gennevilliers, France	3,924	Dec-19	Industrial	70,277
4Q19 Total		347,833			2,078,523

Year-to-Date Total Dispositions		$383,880			2,879,495
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)
We transferred ownership of these properties and the related non-recourse mortgage loans to the respective mortgage lenders. Amounts represent the outstanding principal balance of the mortgage loans on dates of foreclosure.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Joint Ventures
Dollars in thousands. As of December 31, 2019.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$119,033	$13,889	$83,323	$9,722
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,836	36,400	3,918
Bank Pekao (e)	CPA:18 – Global	50.00%	55,357	8,897	27,679	4,448
Apply Sørco AS (e)	CPA:18 – Global	49.00%	40,773	4,170	19,979	2,044
Fortenova Grupa d.d. (formerly Konzum d.d.) (e)	CPA:18 – Global	20.00%	26,200	4,128	5,240	826
Total Unconsolidated Joint Ventures			314,163	38,920	172,621	20,958

Consolidated Joint Ventures (f)
McCoy-Rockford, Inc.	Third party	90.00%	—	886	—	798
Total Consolidated Joint Ventures			—	886	—	798
Total Unconsolidated and Consolidated Joint Ventures			$314,163	$39,806	$172,621	$21,756
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.4 million and unamortized discount, net totaling $0.2 million as of December 31, 2019.

(c)	Excludes unamortized deferred financing costs totaling $0.2 million and unamortized discount, net totaling $0.1 million as of December 31, 2019.

(d)
Excludes a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of December 31, 2019. Excludes a 15.00% common equity interest in a jointly owned investment, BPS Nevada, LLC.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)
Excludes a jointly owned investment, Shelborne Hotel, which we consolidate with a 95.45% ownership interest and which did not have debt outstanding as of December 31, 2019. Shelborne Hotel was classified as held for sale as of December 31, 2019 and was sold in January 2020.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Top Ten Tenants
Dollars in thousands. Pro rata. As of December 31, 2019.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.5%	4.3
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	42	33,338	3.0%	17.2
State of Andalucía (a)	Government office properties in Spain	70	28,393	2.5%	15.0
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	27,119	2.4%	7.3
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	22,449	2.0%	10.4
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.8%	3.9
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	19,519	1.7%	24.3
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	18,734	1.7%	23.7
Forterra, Inc. (a) (b)	Industrial properties in the U.S. and Canada	27	18,394	1.7%	23.5
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	18,345	1.6%	13.1
Total (c)		384	$245,107	21.9%	13.3
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2019.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Sq. ft. %
U.S.
Industrial	$197,481	17.7%	37,408	26.7%
Office	163,271	14.6%	10,623	7.6%
Warehouse	141,153	12.6%	30,170	21.6%
Retail (b)	48,970	4.3%	3,015	2.1%
Self Storage (net lease)	58,270	5.2%	5,810	4.1%
Other (c)	101,400	9.1%	5,557	4.0%
U.S. Total	710,545	63.5%	92,583	66.1%

International
Industrial	70,953	6.3%	10,588	7.6%
Office	88,248	7.9%	6,271	4.5%
Warehouse	99,047	8.9%	15,999	11.4%
Retail (b)	149,716	13.4%	14,541	10.4%
Self Storage (net lease)	—	—%	—	—%
Other (c)	10	—%	—	—%
International Total	407,974	36.5%	47,399	33.9%

Total
Industrial	268,434	24.0%	47,996	34.3%
Office	251,519	22.5%	16,894	12.1%
Warehouse	240,200	21.5%	46,169	33.0%
Retail (b)	198,686	17.7%	17,556	12.5%
Self Storage (net lease)	58,270	5.2%	5,810	4.1%
Other (c)	101,410	9.1%	5,557	4.0%
Total (d)	$1,118,519	100.0%	139,982	100.0%
________

(a)	Includes square footage for vacant properties.

(b)	Includes automotive dealerships.

(c)	Includes ABR from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2019.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (a)	$233,346	20.9%	30,993	22.1%
Consumer Services	113,588	10.1%	8,429	6.0%
Automotive	72,679	6.5%	12,166	8.7%
Cargo Transportation	60,211	5.4%	9,345	6.7%
Business Services	60,073	5.4%	5,272	3.8%
Grocery	56,574	5.1%	6,549	4.7%
Healthcare and Pharmaceuticals	51,010	4.6%	4,281	3.1%
Hotel, Gaming, and Leisure	43,663	3.9%	2,423	1.7%
Construction and Building	42,290	3.8%	7,673	5.5%
Capital Equipment	39,686	3.5%	6,550	4.7%
Sovereign and Public Finance	39,259	3.5%	3,364	2.4%
Beverage, Food, and Tobacco	37,825	3.4%	4,862	3.5%
Containers, Packaging, and Glass	35,718	3.2%	6,186	4.4%
High Tech Industries	30,444	2.7%	3,384	2.4%
Durable Consumer Goods	30,214	2.7%	6,870	4.9%
Insurance	24,875	2.2%	1,759	1.3%
Banking	19,239	1.7%	1,247	0.9%
Telecommunications	18,803	1.7%	1,732	1.2%
Non-Durable Consumer Goods	15,088	1.3%	5,194	3.7%
Media: Advertising, Printing, and Publishing	14,785	1.3%	1,435	1.0%
Aerospace and Defense	13,539	1.2%	1,279	0.9%
Media: Broadcasting and Subscription	12,787	1.1%	784	0.6%
Wholesale	12,206	1.1%	2,005	1.4%
Chemicals, Plastics, and Rubber	12,037	1.1%	1,403	1.0%
Other (b)	28,580	2.6%	4,797	3.4%
Total (c)	$1,118,519	100.0%	139,982	100.0%
________

(a)	Includes automotive dealerships.

(b)
Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2019.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Sq. ft. %
U.S.
South
Texas	$99,611	8.9%	11,411	8.2%
Florida	47,079	4.2%	4,060	2.9%
Georgia	28,197	2.5%	4,024	2.9%
Tennessee	15,721	1.4%	2,260	1.6%
Alabama	15,273	1.4%	2,397	1.7%
Other (b)	12,622	1.1%	2,263	1.6%
Total South	218,503	19.5%	26,415	18.9%
East
North Carolina	32,648	2.9%	8,052	5.7%
Pennsylvania	25,079	2.3%	3,609	2.6%
Massachusetts	21,395	1.9%	1,397	1.0%
New Jersey	19,330	1.7%	1,100	0.8%
South Carolina	15,570	1.4%	4,437	3.2%
Virginia	13,449	1.2%	1,430	1.0%
New York	12,919	1.2%	1,392	1.0%
Kentucky	11,220	1.0%	3,063	2.2%
Other (b)	22,818	2.0%	3,531	2.5%
Total East	174,428	15.6%	28,011	20.0%
Midwest
Illinois	51,385	4.6%	5,974	4.3%
Minnesota	25,652	2.3%	2,362	1.7%
Indiana	18,002	1.6%	2,827	2.0%
Wisconsin	15,874	1.4%	2,984	2.1%
Ohio	15,125	1.4%	3,153	2.2%
Michigan	13,898	1.2%	2,132	1.5%
Other (b)	27,471	2.5%	4,697	3.4%
Total Midwest	167,407	15.0%	24,129	17.2%
West
California	60,393	5.4%	5,162	3.7%
Arizona	33,826	3.0%	3,648	2.6%
Colorado	11,413	1.0%	1,008	0.7%
Other (b)	44,575	4.0%	4,210	3.0%
Total West	150,207	13.4%	14,028	10.0%
U.S. Total	710,545	63.5%	92,583	66.1%
International
Germany	62,653	5.6%	6,769	4.8%
Poland	52,066	4.6%	7,215	5.1%
The Netherlands	50,698	4.5%	6,862	4.9%
Spain	49,089	4.4%	4,226	3.0%
United Kingdom	42,592	3.8%	3,309	2.4%
Italy	25,513	2.3%	2,386	1.7%
Croatia	16,513	1.5%	1,794	1.3%
Denmark	13,991	1.3%	2,320	1.7%
France	13,336	1.2%	1,359	1.0%
Canada	12,867	1.2%	2,103	1.5%
Finland	11,376	1.0%	949	0.7%
Other (c)	57,280	5.1%	8,107	5.8%
International Total	407,974	36.5%	47,399	33.9%
Total (d)	$1,118,519	100.0%	139,982	100.0%
________

(a)	Includes square footage for vacant properties.

(b)
Other properties within South include assets in Louisiana, Oklahoma, Arkansas and Mississippi. Other properties within East include assets in Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within West include assets in Utah, Nevada, Oregon, Washington, Hawaii, New Mexico, Wyoming, Montana and Alaska.

(c)	Includes assets in Lithuania, Norway, Mexico, Hungary, the Czech Republic, Austria, Portugal, Sweden, Japan, Slovakia, Latvia, Belgium and Estonia.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2019.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$432,469	38.7%	50,651	36.2%
Fixed	358,058	32.0%	50,330	35.9%
CPI-based	267,915	23.9%	33,149	23.7%
Other (a)	51,442	4.6%	3,679	2.6%
None	8,635	0.8%	543	0.4%
Vacant	—	—%	1,630	1.2%
Total (b)	$1,118,519	100.0%	139,982	100.0%
________

(a)	Represents leases attributable to percentage rent.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from December 31, 2018 to December 31, 2019. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2019.

	ABR
Property Type	As of Dec. 31, 2019	As of Dec. 31, 2018	Increase	% Increase
Office	$234,696	$230,477	$4,219	1.8%
Industrial	226,918	222,388	4,530	2.0%
Warehouse	195,312	192,338	2,974	1.5%
Retail (a)	177,340	174,655	2,685	1.5%
Self Storage (net lease)	38,751	36,008	2,743	7.6%
Other (b)	96,118	94,647	1,471	1.6%
Total	$969,135	$950,513	$18,622	2.0%

Rent Adjustment Measure
(Uncapped) CPI	$384,656	$375,964	8,692	2.3%
Fixed	295,693	290,940	4,753	1.6%
CPI-based	252,277	247,115	5,162	2.1%
Other (c)	29,941	29,927	14	—%
None	6,568	6,567	1	—%
Total	$969,135	$950,513	$18,622	2.0%

Geography
U.S.	$606,428	$594,300	12,128	2.0%
Europe	343,325	337,177	6,148	1.8%
Other International (d)	19,382	19,036	346	1.8%
Total	$969,135	$950,513	$18,622	2.0%

Same Store Portfolio Summary
Number of properties	1,077
Square footage (in thousands)	114,523
________

(a)	Includes automotive dealerships.

(b)	Includes ABR from tenants with the following property types: education facility, hotel (net lease), theater, fitness facility and student housing (net lease).

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Mexico and Japan.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Leasing Activity
For the three months ended December 31, 2019, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Releasing Spread			Incremental Lease Term
Industrial	3,092,922	4	$9,947	$7,232	(27.3)%	$—	$—	4.6 years
Office	21,364	3	377	456	21.0%	—	—	7.3 years
Warehouse	2,396,035	5	9,822	10,041	2.2%	1,160	1,148	8.8 years
Retail	173,446	2	841	841	0.1%	—	—	8.0 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	36,851	1	823	823	—%	—	—	5.0 years
Total / Weighted Average (c)	5,720,618	15	$21,810	$19,393	(11.1)%	$1,160	$1,148	7.0 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			2.0%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	341,425	1	$1,597	$3,300	$735	18.9 years
Office	—	—	—	—	—	N/A
Warehouse (d)	—	1	222	—	—	16.0 years
Retail	46,397	9	625	—	1	11.0 years
Self Storage (net lease)	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (e)	387,822	11	$2,444	$3,300	$736	16.6 years
_______

(a)	Excludes lease extensions for a period of one year or less.

(b)	New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(c)	Weighted average refers to the incremental lease term.

(d)	Reflects lease of 1,013,580 square feet of roof space for the installation of solar panels.

(e)	Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2019

Lease Expirations
In thousands, except percentages and number of leases. Pro rata. As of December 31, 2019.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
2020	25	22	$19,294	1.7%	2,050	1.5%
2021	77	23	33,967	3.0%	3,899	2.8%
2022	41	32	58,261	5.2%	5,377	3.8%
2023	31	28	46,954	4.2%	5,919	4.2%
2024	76	49	111,646	10.0%	13,961	10.0%
2025	61	30	58,023	5.2%	7,194	5.1%
2026	32	20	49,824	4.5%	7,354	5.2%
2027	45	27	71,604	6.4%	8,237	5.9%
2028	43	25	61,774	5.5%	4,867	3.5%
2029	31	18	36,289	3.2%	4,561	3.3%
2030	28	22	73,580	6.6%	6,638	4.7%
2031	66	16	68,973	6.2%	8,155	5.8%
2032	35	14	43,105	3.9%	5,914	4.2%
2033	19	13	48,275	4.3%	6,672	4.8%
Thereafter (>2033)	172	84	336,950	30.1%	47,554	34.0%
Vacant	—	—	—	—%	1,630	1.2%
Total (b)	782		$1,118,519	100.0%	139,982	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
Fourth Quarter 2019

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2019

Selected Information – Managed Programs
Dollars and square footage in thousands, except per share amounts. As of or for the three months ended December 31, 2019.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH
General
Year established	2013	2010	2015	2016
AUM (a)	$2,427,805	$2,703,098	$2,021,647	$329,479
Net-lease AUM (b)	1,362,813	N/A	N/A	63,670
NAV (c)	8.67	10.39	11.41	1,000.00
Fundraising status	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of operating properties	82	24	12	7
Number of net-leased properties (b) (d)	47	N/A	N/A	2
Number of tenants – net-leased properties	61	N/A	N/A	1
Square footage (e) (f)	9,637	5,662	3,468	191
Occupancy (g)	99.4%	70.8%	71.3%	100.0%
Acquisitions – fourth quarter	$—	$—	$—	$—
Dispositions – fourth quarter	—	111,470	—	—

Balance Sheet (Book Value)
Total assets	$2,234,803	$2,094,691	$1,576,982	$341,782
Total debt	1,201,913	1,206,067	840,465	114,471
Total debt / total assets	53.8%	57.6%	53.3%	33.5%
________

(a)
Represents estimated fair value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and estimated fair value of real estate assets plus cash for CESH.

(b)
During the fourth quarter of 2019, CESH entered into a framework agreement to net lease eight of its nine student housing projects upon construction completion (four of which are active build-to-suit projects). Pursuant to these agreements, two student housing operating properties were converted to net leases in December 2019.

(c)
The estimated NAVs for CWI 1 and CWI 2 were determined as of December 31, 2018. The estimated NAV for CPA:18 – Global was determined as of September 30, 2019. We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

(d)
During the fourth quarter of 2019, CPA 18 entered into a framework agreement to net lease 11 of its 12 international student housing projects upon construction completion. Pursuant to these agreements, one student housing operating property was converted to a net lease in December 2019.

(e)	For CPA:18 – Global and CESH, excludes operating properties.

(f)	For CESH, four net-leased properties have been placed into service as of December 31, 2019.

(g)
Represents occupancy for single-tenant net-leased properties for CPA:18 – Global and CESH. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended December 31, 2019. Occupancy for in-service operating properties for CESH was 84.1% as of December 31, 2019.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2019

Managed Programs Fee Summary
Dollars in thousands. For the three months ended December 31, 2019, unless otherwise noted.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH (a)	Total
Year established	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed

1. Structuring and Other Advisory Fees (b)
Structuring fee, gross (% of total aggregate cost)	4.50% (c)	2.50%	2.50%	2.00%
Net of subadvisor fees (d)	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume – fourth quarter	$—	$—	$—	$—	$—
Gross disposition volume – fourth quarter	$—	$111,470	$—	$—	$111,470
Structuring and other advisory revenue – fourth quarter (e)	$—	$836	$225	$—	$1,061

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (f)	0.50% (f)	0.55% (f)	1.00% (g)
Net of subadvisor fees (d)	0.50%	0.40%	0.41%	1.00%
AUM – current quarter	$2,427,805	$2,703,098	$2,021,647	$329,479	$7,482,029
AUM – prior quarter	$2,470,249	$2,826,346	$2,014,511	$305,236	$7,616,342
Average AUM	$2,449,027	$2,764,722	$2,018,079	$317,358	$7,549,186
Asset management revenue – fourth quarter (h)	$2,884	$3,379	$2,683	$786	$9,732

3. Operating Partnership Interests (i)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (d)	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – fourth quarter (j)	$2,560	$1,752	$1,357	N/A	$5,669
________

(a)
In addition to the fees shown, we may also receive distributions from CESH upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)
Other advisory fees primarily include disposition fees earned for completing dispositions on behalf of the Managed Programs. Structuring and other advisory fees are recorded in Structuring and other advisory revenue in our consolidated financial statements.

(c)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(d)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors.

(e)	Amount for CWI 1 is related to mortgage loan refinancings and a disposition. Amount for CWI 2 is related to a mortgage loan refinancing.

(f)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(g)	Based on gross assets at fair value.

(h)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(i)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(j)	Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2019

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the year ended December 31, 2019.

Acquisitions			Gross Investment Amount			Gross Square Footage
Fund	Developer	Property Location(s)		Closing Date	Property Type(s)		Ownership
1Q19
CPA:18 – Global (a) (b)	Grupo Moraval	Pamplona, Spain	$29,736	Feb-19	Student Housing	91,363	100.0%
1Q19 Total			29,736			91,363

2Q19 (N/A)

3Q19 (N/A)

4Q19 (N/A)

Year-to-Date Total Acquisitions			$29,736			91,363

Dispositions						Gross Square Footage
Portfolio(s)	Tenant / Operator	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)		Ownership
1Q19
CPA:18 – Global	Cayo Grande	Fort Walton Beach, FL	$39,750	Jan-19	Multi-family	237,582	97.0%
CPA:18 – Global (a)	Craigentinny	Edinburgh, United Kingdom	4,408	Mar-19	Industrial	24,788	100.0%
1Q19 Total			44,158			262,370

2Q19
CPA:18 – Global (a)	Inverbreakie	Invergordon, United Kingdom	797	Apr-19	Industrial	10,045	100.0%
CPA:18 – Global (a)	UK Automotive	Durham, United Kingdom	2,288	Jun-19	Industrial	10,809	100.0%
2Q19 Total			3,085			20,854

3Q19
CPA:18 – Global (8 properties) (a)	Truffle	Various, United Kingdom	32,634	Aug-19	Industrial	409,112	100.0%
CPA:18 – Global (a)	Jane Street Self Storage	Vaughan, Canada	4,508	Aug-19	Self Storage	N/A	100.0%
CWI 1	Marriott	San Diego, CA	79,000	Sep-19	Hotel	178,020	100.0%
3Q19 Total			116,142			587,132

4Q19
CWI 1	Hilton	New Orleans, LA	26,000	Oct-19	Hotel	119,638	87.6%
CWI 1	Hampton Inn and Homewood Suites	Denver, CO	85,470	Nov-19	Hotel	287,739	100.0%
4Q19 Total			111,470			407,377

Year-to-Date Total Dispositions			$274,855			1,277,733
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Acquisition includes a build-to-suit transaction. Gross investment amount represents total commitment for build-to-suit funding.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2019

Summary of Future Liquidity Strategies for the Managed Programs
As of December 31, 2019.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually; a listing of each Managed REIT’s shares on a national securities exchange; or a merger or other transaction(s) approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set timeframe because the precise timing of any transaction(s) will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

General Liquidation Guideline (a)
CPA:18 – Global	CWI 1 (b)	CWI 2 (b)	CESH
Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning six years following the termination of the initial public offering in 2013	Beginning six years following the termination of the initial public offering in 2017	Beginning five years after raising the minimum offering amount in 2016
________

(a)
Based on general liquidation guidelines set forth in the respective prospectuses for the timeframes that each board of directors is required to consider liquidity; ultimately, liquidation is approved by the independent directors of each program (except for CESH, which is determined by its General Partner).

(b)
On October 22, 2019, CWI 1 and CWI 2 announced that they have entered into a definitive merger agreement under which the two companies intend to merge in an all-stock transaction. The transaction is expected to close in the first quarter of 2020, subject to the approval of stockholders of each of CWI 1 and CWI 2, among other conditions. The special stockholder meetings for CWI 1 and CWI 2 are currently scheduled for March 26, 2020. Following the close of the merger, the combined company will complete an internalization transaction with us and its subadvisor Watermark Capital Partners, LLC, as a result of which the combined company will become self-managed. Following the completion of the merger, we would cease earning advisory fees and distributions of available cash from CWI 1 and CWI 2.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2019

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the SEC for complete descriptions of each Managed REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CWI 1 (a)	CWI 2 (a)	CESH
Disposition Fees
Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
		Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
		Fair market value as determined by appraisal.	Fair market value as determined by appraisal.	N/A
Distribution Related to Ownership of Shares	3.9% ownership as of 12/31/2019	3.9% ownership as of 12/31/2019	3.8% ownership as of 12/31/2019	2.4% ownership as of 12/31/2019
________

(a)
On October 22, 2019, CWI 1 and CWI 2 announced that they have entered into a definitive merger agreement under which the two companies intend to merge in an all-stock transaction with CWI 2 as the surviving entity. The transaction is expected to close in the first quarter of 2020, subject to the approval of stockholders of each of CWI 1 and CWI 2, among other conditions. The special stockholder meetings for CWI 1 and CWI 2 are currently scheduled for March 26, 2020. In connection with the merger, we have entered into an internalization agreement with CWI 1 and CWI 2. Immediately following the closing of the merger, the operating partnerships of each of CWI 1 and CWI 2 will redeem the special general partner interests that we hold, for which we will receive approximately $97 million in consideration, comprised of $65 million in shares of CWI 2 preferred stock (which are anticipated to carry an initial dividend of 5.0%) and 2,840,549 shares of CWI 2 common stock valued at approximately $32 million. See our Form 8-K filed on October 22, 2019 for more details.

(b)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Fourth Quarter 2019

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W. P. Carey Inc.
Appendix – Fourth Quarter 2019

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Dec. 31, 2019
Consolidated Lease Revenues
Total lease revenues – as reported	$274,795
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	12,877
Non-reimbursable property expenses – as reported	9,341
252,577

Plus: NOI from Operating Properties
Hotel revenues (a)	3,554
Hotel expenses (a)	(2,833)
721

Self-storage revenues	1,348
Self-storage expenses	(184)
1,164

254,462

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	5,460
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
5,438

259,900

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	17,036
Less: Straight-line rent amortization	(5,001)
Add: Other non-cash items	473
12,508

Pro Rata Cash NOI (b)	272,408

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	(1,291)

Normalized Pro Rata Cash NOI (b)	$271,117

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W. P. Carey Inc.
Appendix – Fourth Quarter 2019

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2019
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$124,333
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	162,978
Less: Property expenses, excluding reimbursable tenant costs – as reported	(9,341)
Less: Operating property expenses – as reported	(8,000)
145,637

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(12,317)
Less: Reimbursable property expenses – as reported	(12,877)
Less: Other income and (expenses)	(9,046)
Add: Provision for income taxes	18,113
(16,127)

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	17,037
Add: Adjustments for pro rata ownership	5,454
Less: Straight-line rent amortization	(4,991)
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	(1,291)
Adjustment to normalize for unstabilized hotel (a)	635
Add: Property expenses, excluding reimbursable tenant costs, non-cash	430
17,274

Normalized Pro Rata Cash NOI (b)	$271,117
________

(a)	We exclude an unstabilized hotel’s NOI since it is currently being renovated. This hotel was classified as held for sale as of December 31, 2019 and was sold in January 2020.

(b)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(c)
For properties acquired and capital investment projects completed during the three months ended December 31, 2019, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2019, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2019

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Net income	$129,792	$41,835	$66,121	$68,796	$195,278

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	111,607	109,517	113,632	112,379	93,321
Interest expense	53,667	58,626	59,719	61,313	57,250
Provision for (benefit from) income taxes	21,064	4,157	3,119	(2,129)	11,436
Consolidated EBITDA (a)	316,130	214,135	242,591	240,359	357,285

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(38,196)	18,618	5,724	4,930	(9,001)
(Gain) loss on sale of real estate, net	(17,501)	(71)	362	(933)	(99,618)
Above- and below-market rent intangible and straight-line rent adjustments (d)	12,046	8,591	8,467	9,660	8,888
Impairment charges	6,758	25,781	—	—	—
Other amortization and non-cash charges (e)	(5,791)	422	415	(327)	(408)
Stock-based compensation expense	4,939	4,747	4,936	4,165	3,902
Merger and other expenses (f)	(811)	70	696	146	37,098
Loss (gain) on change in control of interests (g) (h)	—	8,416	—	—	(47,814)
	(38,556)	66,574	20,600	17,641	(106,953)

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,300	5,471	5,744	6,106	4,143
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(459)	(530)	(117)	(399)	(2,662)
	3,841	4,941	5,627	5,707	1,481
Equity Investments in the Managed Programs: (i)
Add: Distributions received from equity investments in the Managed Programs	2,089	1,980	1,870	1,753	4,238
Less: Loss from equity investments in the Managed Programs	173	288	45	116	682
	2,262	2,268	1,915	1,869	4,920
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (j)	—	—	—	—	21,528
Adjusted EBITDA (a)	$283,677	$287,918	$270,733	$265,576	$278,261
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Primarily comprised of unrealized gains and losses on derivatives, and gains and losses from foreign currency movements, extinguishment of debt and marketable securities.

(d)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(e)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.

(f)	Amount for the three months ended December 31, 2018 is primarily comprised of costs incurred in connection with the CPA:17 Merger.

(g)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(h)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(i)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(j)
The adjustment modifies adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2019

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Net income from Real Estate	$124,317	$33,545	$60,759	$53,334	$153,626

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	110,648	108,573	112,666	111,413	92,330
Interest expense	53,667	58,626	59,719	61,313	57,250
Provision for income taxes	18,113	3,511	3,019	6,159	948
Consolidated EBITDA – Real Estate (a)	306,745	204,255	236,163	232,219	304,154

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(38,546)	18,956	5,888	3,929	(11,269)
(Gain) loss on sale of real estate, net	(17,501)	(71)	362	(933)	(99,618)
Above- and below-market rent intangible and straight-line rent adjustments (d)	12,046	8,591	8,467	9,660	8,888
Impairment charges	6,758	25,781	—	—	—
Other amortization and non-cash charges (e)	(5,791)	422	415	(326)	(240)
Stock-based compensation expense	3,531	3,435	3,482	2,800	2,774
Merger and other expenses (f)	(811)	70	696	146	37,098
Loss (gain) on change in control of interests (g) (h)	—	8,416	—	—	(18,792)
	(40,314)	65,600	19,310	15,276	(81,159)

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,300	5,471	5,744	6,106	4,143
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(459)	(530)	(117)	(399)	(2,662)
	3,841	4,941	5,627	5,707	1,481
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (i)	—	—	—	—	31,555
Adjusted EBITDA – Real Estate (a)	$270,272	$274,796	$261,100	$253,202	$256,031
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Primarily comprised of unrealized gains and losses on derivatives, and gains and losses from foreign currency movements, extinguishment of debt and marketable securities.

(d)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(e)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.

(f)	Amount for the three months ended December 31, 2018 is primarily comprised of costs incurred in connection with the CPA:17 Merger.

(g)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(h)
Amount for the three months ended December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(i)
The adjustment modifies adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2019

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Net income from Investment Management	$5,475	$8,290	$5,362	$15,462	$41,652

Adjustments to Derive Consolidated EBITDA
Provision for (benefit from) income taxes	2,951	646	100	(8,288)	10,488
Depreciation and amortization	959	944	966	966	991
Consolidated EBITDA – Investment Management (a)	9,385	9,880	6,428	8,140	53,131

Adjustments to Derive Adjusted EBITDA (b)
Stock-based compensation expense	1,408	1,312	1,454	1,365	1,128
Other (gains) and losses (c)	350	(338)	(164)	1,001	2,268
Other amortization and non-cash charges	—	—	—	(1)	(168)
Gain on change in control of interests (d)	—	—	—	—	(29,022)
	1,758	974	1,290	2,365	(25,794)

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (e)
Add: Distributions received from equity investments in the Managed Programs	2,089	1,980	1,870	1,753	4,238
Less: Loss from equity investments in the Managed Programs	173	288	45	116	682
	2,262	2,268	1,915	1,869	4,920
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (f)	—	—	—	—	(10,027)
Adjusted EBITDA – Investment Management (a)	$13,405	$13,122	$9,633	$12,374	$22,230
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Primarily comprised of gains and losses from foreign currency movements and marketable securities.

(d)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(e)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(f)	The adjustment reduces adjusted EBITDA for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2019

Terms and Definitions

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line and other non-cash rent adjustments, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”), to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present such metrics.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We also excluded an unstabilized hotel’s NOI since it was being renovated; this hotel was sold in January 2020. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2019

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. For the three months ended December 31, 2018, we also modified adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership of properties acquired in the CPA:17 Merger for the full quarter; we also reduced adjusted EBITDA for advisory fees received from CPA:17 – Global during that quarter. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties, net of receivable reserves as determined by GAAP, and reflects exchange rates as of December 31, 2019. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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